UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2011

BARRETT BUSINESS SERVICES, INC.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

0-21886
(SEC File Number)

52-0812977
(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to our Form 8-K originally filed on March 17, 2011 (the "Original 8-K") is being filed to revise the explanation of the reasons that we are restating our previously issued financial statements listed below.  The discussion below amends and supersedes in its entirety the disclosure in the Original 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2011, the Audit Committee of the Board of Directors of Barrett Business Services, Inc. (the "Company"), determined that the Company's previously issued financial statements (i) for the fiscal years ended December 31, 2006, 2007, 2008 and 2009, as presented in its Annual Report on Form 10-K for the year ended December 31, 2009, and (ii) as of and for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as presented in the Company's Quarterly Reports on Form 10-Q for those periods, can no longer be relied upon.

The Audit Committee reached this conclusion after the Company's management informed the committee that management had concluded that the financial statements listed above reflected an error in accounting for the legal expenses incurred for the administration of workers' compensation claims by the Company's captive insurance subsidiary and that the financial statements for all periods beginning January 1, 2007 should be restated to correct this error.  The Company has also determined to make a conforming change to its accounting method for legal expenses incurred for the administration of workers' compensation claims that arose prior to the formation of the insurance captive subsidiary on January 1, 2007.

The Company's historical accounting method for legal expenses incurred for workers' compensation claims administration was to recognize the expense in the period incurred.  This accounting method was not correct for our insurance captive subsidiary.  The correction of the error discussed above would include estimated legal expenses in the Company's liability for open workers' compensation claims, as well as incurred but not reported claims.  We estimate the increase to the workers' compensation liability resulting from correction of this error to be approximately $7.2 million and $6.4 million at December 31, 2010 and 2009, respectively.  An additional increase will be recorded for the change in accounting method for those claims not administered by our insurance captive in the amount of $1.0 million and $1.7 million at December 31, 2010 and 2009, respectively.  Based on the retrospective application of the correction of the error and the change in accounting method, we estimate the impact on the results of operations for each of the years ended December 31, 2006 through December 31, 2010 will not be material.

The adjustments required to correct the error and reflect the change in accounting method described above will be reflected in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010, which the Company currently intends to file with the Securities and Exchange Commission by March 31, 2011.

Management has further determined that, as a result of the issues described above, the Company's internal control over financial reporting was not effective as of December 31, 2010.  During the quarter ending March 31, 2011, the Company has implemented changes in its control processes, which it believes have remediated the control deficiencies in its financial reporting.

The Audit Committee of the Board of Directors of the Company has discussed the matters described in this Item 4.02 with the Company's independent registered public accounting firm, Moss Adams LLP.

Forward Looking Statements:

The foregoing information regarding the impact of the correction of an error in accounting for legal expenses incurred for workers' compensation claims administration in the Company's financial statements includes forward-looking statements that are subject to risks and uncertainties. Additional considerations and other important risk factors affecting the Company's business are described in the Company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.  The forward-looking statements in this report speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: March 29, 2011	By:	/s/ James D. Miller
James D. Miller
Vice President-Finance, Treasurer and Secretary